Exhibit 99.1

        AMENDMENT NUMBER FIVE, dated as of September 30, 2001 ("Amendment") to the Amended and Restated Revolving Credit Agreement dated as of November 30, 1998, as amended by Amend-ment No. 1 dated as of March 31, 1999, Amendment No. 2 dated as of January 31, 2000, Amendment No. 3 dated as of July 13, 2000, Amendment No. 4 dated as of August 8, 2001 and as amended hereby (the "Credit Agreement"), among MILACRON INC., a Delaware corporation (the "Borrower" and the "Company"), MILACRON KUNSTSTOFFMASCHINEN EUROPA GMBH, a German corporation ("MKE"), MILACRON METALWORKING TECHNOLOGIES HOLDING GMBH, a German corporation ("Milacron GmbH") and MILACRON B.V., a Dutch corporation ("Milacron B.V.", together with MKE and Milacron GmbH, the "Foreign Subsidiary Borrowers"; the Foreign Subsidiary Borrowers, collectively with the Company the "Borrowers"), the lending institutions from time to time party thereto (each, a "Lender" and, collectively, the "Lenders"), Bankers Trust Company, a New York banking corporation ("BTCo"), as a Lender and as arranger and administrative agent for the Lenders (in such capacity, including its successors and permitted assigns, the "Agent"), and PNC Bank, as documentation agent (the "Documentation Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

        WHEREAS, the Company has requested that the Agent and the Lenders amend certain provisions of the Credit Agreement;

        WHEREAS, the Company has agreed to provide the Lenders with certain collateral as security for the Obligations under the Credit Agreement;

        WHEREAS, the Agent and the Lenders have considered and agreed to the Company's requests, upon the terms and conditions set forth in this Amendment;

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE - AMENDMENTS.

        The Credit Agreement is amended as hereinafter provided in this Section One, effective as of the date set forth above (the "Amendment No. 5 Effective Date"); provided that the conditions precedent set forth in Section Three of this Amendment shall have been satisfied on or prior to October 15, 2001.

        1.1. Amendments to Section 1 (Definitions) of the Credit Agreement.

        Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:

        "'Amendment No. 5' shall mean Amendment Number FIVE dated as of September 30, 2001 to this Agreement."

        "'Amendment No. 5 Effective Date' shall have the meaning set forth in Amendment No. 5."

        "'Capital Expenditures' shall mean, with respect to any Person, all expenditures with respect to fixed or capital assets (including expenditures for maintenance and repairs that should be capitalized in accordance with GAAP) by such Person that should be capitalized in accordance with GAAP and, without duplication, the amount of Capital Lease Obligations incurred by such Person; provided that Capital Expenditures shall be deemed to not include an amount equal to the Net Cash Proceeds received from Casualty Events in the calendar year 2002."

        "'Casualty Event' shall mean, with respect to any property (including real property) of the Company or any of its Subsidiaries, any loss of title with respect to real property or any theft, loss or destruction of or damage to, or any condemnation or other taking (including by any Governmental Authority) of, such property (including real property) for which the Company or any of its Subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation. 'Casualty Event' shall include but not be limited to any taking of any real property of the Company or any of its Subsidiaries or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of any real property of the Company or any of its Subsidiaries or any part thereof, by any Governmental Authority, civil or military."

        "'Collateral' shall mean all property of whatever kind and nature pledged as collateral under any Security Document."

        "'Consolidated Total Senior Indebtedness' shall mean the sum of (i) outstanding Revolving Loans, (ii) Letters of Credit Usage and (iii) the aggregate amount (or the U.S. dollar equivalent thereof) of the Company's and its Subsidiaries' funded uncommitted lines of credit; provided, however, that such amount shall be reduced by the amount in Dollars of cash and Cash Equivalents on the consolidated balance sheet of the Company and its Consolidated Subsidiaries on a consolidated basis in conformity with GAAP as of the date the amount thereof shall be determined. For purposes of Section 5.15, the U.S. dollar equivalent of any indebtedness denominated in a currency other than U.S. dollars shall be computed based on the exchange rates used to prepare the Company's publicly filed financial statements in accordance with GAAP."

        "'Equity Interest' shall mean, with respect to any Person, any and all stock, shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of capital of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such Person, whether outstanding on the Amendment No. 5 Effective Date or issued after the Amendment No. 5 Effective Date."

        "'Equity Issuance' shall mean, without duplication, any issuance or sale after the Amendment No. 5 Effective Date of (a) any Equity Interests (including any Equity Interests issued upon exercise of any warrant or option) or any warrants or options to purchase Equity Interests or (b) any other security interest representing any Equity Interest (or the right to obtain any Equity Interest, excluding any debt security convertible or exchangeable for such Equity Interests), including any preferred stock; provided, however, that "Equity Issuance" shall not include (i) issuances by the Company of Equity Interests or options to purchase Equity Interests of the Company to employees, managers, officers and directors of the Company or any of its Subsidiaries (or the issuance of Equity Interests upon exercise of any such options) and (ii) issuances by the Company of rights to purchase equity of the Company to shareholders of the Company pursuant to a shareholders' rights plan."

        "'Fixed Charge Coverage Ratio' shall mean, as of any date, the ratio of (i) Consolidated EBITDA for the four fiscal quarter period most recently ended on or prior to such date to (ii) Fixed Charges of the Company and its Consolidated Subsidiaries during the four fiscal quarter period most recently ended on or prior to such date."

        "'Fixed Charges' for any period shall mean, without duplication, the sum of (i) Interest Expense, (ii) Dividends, (iii) Capital Expenditures and (iv) the cash portion of federal, state, local and non-U.S. income and other income tax expense, in each case of the Company and its Consolidated Subsidiaries during such period and, in the case of clause (iv), paid in cash during such period."

        "'Net Cash Proceeds' shall mean

                (a) with respect to the Notes Offering, the cash proceeds from the Notes Offering, net of all taxes (including taxes estimated by the Company to be payable as a result thereof) and fees (including investment banking fees), underwriting discounts, commissions, costs and other expenses incurred in connection with the Notes Offering, as certified by the Company to the Agent in writing within two Business Days after the closing of the Notes Offering;

                (b) with respect to an Equity Issuance, the cash proceeds actually received by the Company or any Subsidiary (other than any Foreign Subsidiary as to which the distribution of such cash proceeds is prohibited by law or regulation or would result in a significant tax or other significant financial liability, except that any such cash proceeds received by a Foreign Subsidiary Borrower will be included in the determination of Net Cash Proceeds required to be applied by such Foreign Subsidiary Borrower pursuant to Section 3.3(f) to the extent such Foreign Subsidiary Borrower has outstanding Revolving Loans at the time) from such Equity Issuance, net of all taxes (including taxes estimated by the Company to be payable as a result thereof) and fees (including investment banking fees), underwriting discounts, commissions, costs and other expenses incurred in connection with such Equity Issuance, as certified by the Company to the Agent in writing within two Business Days after the closing of such Equity Issuance;

                (c) with respect to any Asset Sale (other than a Casualty Event), the cash proceeds actually received by the Company or any Subsidiary (other than any Foreign Subsidiary as to which the distribution of such cash proceeds is prohibited by law or regulation or would result in a significant tax or other significant financial liability, except that any such cash proceeds received by a Foreign Subsidiary Borrower will be included in the determination of Net Cash Proceeds required to be applied by such Foreign Subsidiary Borrower pursuant to Section 3.3(d) to the extent such Foreign Subsidiary Borrower has outstanding Revolving Loans at the time), including cash proceeds subsequently received (as and when received by any such Person) in respect of noncash consideration initially received, net of (i) selling expenses (including reasonable broker's fees or commissions, legal fees, recording fees and transfer, recording and other related taxes and expenses and the Company's or such Foreign Subsidiary Borrower's, as the case may be, good faith estimate of income taxes paid or payable in connection with such sale); (ii) amounts recorded as a reserve, in accordance with GAAP, against any liabilities (including under any indemnification obligations) associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) the Company's or such Foreign Subsidiary Borrower's, as the case may be, good faith estimate of payments required to be made with respect to liabilities relating to the assets sold (and not assumed by the purchaser of such assets) within 180 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 180 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien senior to the Lien (if any) under the Security Documents on the asset sold in such Asset Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset), as certified by the Company to the Agent in writing within two Business Days after the receipt of such proceeds; and

        (d) with respect to a Casualty Event, the cash proceeds actually received by the Company or any Subsidiary (other than any Foreign Subsidiary as to which the distribution of such cash proceeds is prohibited by law or regulation or would result in a significant tax or other significant financial liability, except that any such cash proceeds received by a Foreign Subsidiary Borrower will be included in the determination of Net Cash Proceeds required to be applied by such Foreign Subsidiary Borrower pursuant to Section 3.3(d) to the extent such Foreign Subsidiary Borrower has outstanding Revolving Loans at the time) from the Casualty Event, net of all taxes (including taxes estimated by the Company to be payable as a result thereof), costs and other expenses incurred in connection with the Casualty Event, as certified by the Company to the Agent in writing within two Business Days after the receipt of such proceeds."

        "'Notes Offering' shall mean a public or private offering and sale of the Company's senior or senior subordinated notes which shall not have the benefit of any guarantee of any of the Company's Subsidiaries and which shall otherwise be on terms and conditions acceptable to the Requisite Lenders."

        "'Secured Parties' shall have the meaning assigned to such term in the Security Documents.

        "'Security Documents' shall mean the security agreements and all other mortgages, agreements, instruments, documents, financing statements, certificates required by this Agreement and any other document or instrument, in each case utilized to pledge as Collateral for the Obligations, or to secure the Obligations with, any property or assets of whatever kind or nature."

        "'Wholly Owned Subsidiary' shall mean, as to any Person, (a) any corporation 100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% equity interest at such time."

        Section 1.1 of the Credit Agreement is hereby further amended as follows:

        "Applicable Borrowing Margin" is hereby amended by deleting the definition thereof and replacing it with the following:

        "'Applicable Borrowing Margin' shall mean, with respect to Eurodollar Loans and Alternate Currency Loans, if the ratio of Consolidated Total Indebtedness (determined on a Pro Forma Basis) to Consolidated EBITDA (determined on a Pro Forma Basis), as evidenced by the Compliance Certificate of the Company from the preceding quarter and upon receipt of such Compliance Certificate the relevant Applicable Borrowing Margin will be given effect, is (i) greater than 5.50 to 1.0, 3.000% per annum, (ii) equal to or less than 5.50 to 1.0, but greater than 4.50 to 1.0, 2.500% per annum, (iii) equal to or less than 4.50 to 1.0 but greater than 4.00 to 1.0, 2.250% per annum, (iv) equal to or less than 4.00 to 1.0 but greater than 3.25 to 1.0, 2.125% per annum, (v) equal to or less than 3.25 to 1.00 but greater than 2.75 to 1.0, 1.500% per annum, (vi) equal to or less than 2.75 to 1.0 but greater than 2.50 to 1.0, 1.250% per annum, (vii) equal to or less than 2.50 to 1.0 but greater than 2.25 to 1.0, 1.000% per annum, (viii) equal to or less than 2.25 to 1.0 but greater than 2.00 to 1.0, .750% per annum, (ix) equal to or less than 2.00 to 1.0 but greater than 1.50 to 1.0 .550% per annum and (x) equal to or less than 1.50 to 1.0, .350% per annum."

        "Applicable Fee Percentage" is hereby amended by deleting the definition thereof and replacing it with the following:

        "'Applicable Fee Percentage' shall mean, with respect to the Facility Fee as defined in Section 2.13, if the ratio of Consolidated Total Indebtedness (determined on a Pro Forma Basis) to Consolidated EBITDA (determined on a Pro Forma Basis), as evidenced by the Compliance Certificate of the Company from the preceding quarter and upon receipt of such Compliance Certificate the relevant Applicable Fee Percentage will be given effect, is (i) greater than 4.50 to 1.0, .500% per annum, (ii) equal to or less than 4.50 to 1.0 but greater than 3.25 to 1.0, .375% per annum, (iii) equal to or less than 3.25 to 1.0 but greater than 2.75 to 1.0, .325% per annum, (iv) equal to or less than 2.75 to 1.0 but greater than 2.00 to 1.0, .250% per annum, (v) equal to or less than 2.00 to 1.0 but greater than 1.50 to 1.0, .200% per annum and (vi) equal to or less than 1.50 to 1.0, .150% per annum."

        "Consolidated EBITDA" is hereby amended by (1) adding in the definition thereof immediately after the words "excluding therefrom" in clause (i) the following: "the cumulative effect of any changes in accounting principles and" and (2) deleting the amount "$20.0 million" from clause (i) and replacing it with "$32.0 million."

        "Consolidated Net Worth" is hereby amended by (1) deleting the amount "$20.0 million" from clause (iii) and replacing it with "$32.0 million" and (2) adding in the definition thereof immediately prior to the period at the end thereof the following: "plus (v) to the extent deducted in determining the amount under clause (i) or (ii) above, the cumulative effect of any changes in accounting principles."

        "Consolidated Total Indebtedness" is hereby amended by adding at the end of such definition the following: "For purposes of Section 5.11, the U.S. dollar equivalent of any indebtedness denominated in a currency other than U.S. dollars shall be computed based on the exchange rates used to prepare the Company's publicly filed financial statements in accordance with GAAP."

        "Loan Documents" is hereby amended by deleting the word "and" immediately preceding the words "the Letters of Credit" and inserting "," in place thereof and by adding immediately following the words "the Letters of Credit" the words "and the Security Documents (provided that UCC financing statements and similar instruments shall not be considered Loan Documents for purposes of Section 11.2(a))."

        "Material Adverse Effect" is hereby amended by deleting the word "or" immediately preceding clause "(ii)" and inserting "," in place thereof and by adding immediately preceding the period at the end of such definition the following: "or (iii) a material adverse effect on the Liens in favor of the Secured Parties on the Collateral or the priority of such Liens."

        1.2. Amendments to Section 2 (Amount and Terms of Loans) of the Credit Agreement.

        Section 2.1(a) of the Credit Agreement is hereby amended by deleting the amount "$375,000,000" therein and replacing it with the amount "$340,000,000." Each Lender's Revolving Loan Commitment shall, upon effectiveness of this Amendment, be permanently reduced by an amount equal to its Pro Rata Share of the total reduction in the Revolving Loan Commitments pursuant to this Section 1.2 and, after giving effect to such reduction in the Revolving Loan Commitments, the Company or the Foreign Subsidiary Borrowers, as the case may be, will make prepayments of Revolving Loans and cash collateralize outstanding Letters of Credit, in each case to the extent and in the manner required by Section 3.3 of the Credit Agreement.

        Section 2.1(a) of the Credit Agreement is hereby further amended by deleting the fourth sentence thereof in its entirety and replacing it with the following:

        "Notwithstanding the foregoing provisions of this Section 2.1(a), (i) on December 31, 2001, if the Total Revolving Loan Commitment shall then exceed $335,000,000 (plus the aggregate increases in the Total Revolving Loan Commitment pursuant to Section 11.21), the Total Revolving Loan Commitment shall be permanently reduced to $335,000,000 (plus the aggregate increases in the Total Revolving Loan Commitment pursuant to Section 11.21), (ii) on March 30, 2002, if the Total Revolving Loan Commitment shall then exceed $330,000,000 (plus the aggregate increases in the Total Revolving Loan Commitment pursuant to Section 11.21), the Total Revolving Loan Commitment shall be permanently reduced to $330,000,000 (plus the aggregate increases in the Total Revolving Loan Commitment pursuant to Section 11.21), (iii) on June 30, 2002, if the Total Revolving Loan Commitments shall then exceed $325,000,000 (plus the aggregate increases in the Total Revolving Loan Commitment pursuant to Section 11.21), the Total Revolving Loan Commitment shall be permanently reduced to $325,000,000 (plus the aggregate increases in the Total Revolving Loan Commitment pursuant to Section 11.21), and (iv) on December 31, 2002, if the Total Revolving Loan Commitment shall then exceed $310,000,000 (plus the aggregate increases in the Total Revolving Loan Commitment pursuant to Section 11.21), the Total Revolving Loan Commitment shall be permanently reduced to $310,000,000 (plus the aggregate increases in the Total Revolving Loan Commitment pursuant to Section 11.21), and, in each case, each Lender's Revolving Loan Commitment shall be permanently reduced by an amount equal to its Pro Rata Share of each such reduction in the Revolving Loan Commitments and, after giving effect to each such reduction, the Company or the Foreign Subsidiary Borrowers, as the case may be, will make prepayments of Revolving Loans and cash collateralize outstanding Letters of Credit, in each case to the extent and in the manner required by Section 3.3 of this Agreement."

        Section 2.1(b) of the Credit Agreement is hereby amended by deleting the amount "200,000,000" immediately following the words "Deutsche Mark Revolving Loans, would exceed" and replacing it with the amount "100,000,000."

        1.3. Amendment to Section 3 (Reductions in Commitments; Prepayments and Payments) of the Credit Agreement.

        Section 3.3 of the Credit Agreement is hereby amended by adding at the end of such Section the following:

        "(d) Not later than two Business Days following the receipt by the Company or any of its Subsidiaries of any Net Cash Proceeds of any Asset Sale (other than a Casualty Event), the Total Revolving Loan Commitment shall be permanently reduced in an amount equal to 100% of the Net Cash Proceeds received with respect thereto and, after giving effect to each such reduction, the Company or the Foreign Subsidiary Borrowers, as the case may be, will make prepayments of Revolving Loans and cash collateralize outstanding Letters of Credit, in each case to the extent and in the manner required by Section 3.3 of this Agreement; provided, however, that so long as no Default or Event of Default shall then exist or arise therefrom such permanent reduction shall not be required to be made on such date with respect to up to $7.0 million of Net Cash Proceeds received after the Amendment No. 5 Effective Date of Asset Sales constituting part of the restructuring referred to in the definitions of Consolidated EBITDA and Consolidated Net Worth if the Company shall have delivered a certificate to the Agent on or prior to such date stating that an amount equal to such proceeds either was previously or no later than 30 days following the date of receipt of such proceeds shall be used to fund costs of the restructuring referred to in the definitions of Consolidated EBITDA and Consolidated Net Worth (which certificate shall set forth in reasonable detail the estimates of the proceeds to be so expended, the uses of such proceeds and the timing thereof); and provided, further, that if all or any portion of such proceeds was not or within such 30-day period is not so applied, such permanent reduction in the Total Revolving Loan Commitment shall not be made but the Company shall prepay then outstanding Revolving Loans pro rata among the Lenders in accordance with their applicable Commitments in an aggregate amount equal to 100% of the Net Cash Proceeds received with respect thereto. For purposes of this Section 3.3(d), the definition of "Asset Sale" shall be deemed not to include clause (vi) of such definition."

        "(e) Not later than two Business Days following the receipt by the Company or any of its Subsidiaries of any Net Cash Proceeds from a Casualty Event, the Total Revolving Loan Commitment shall be permanently reduced in an amount equal to 100% of the Net Cash Proceeds received with respect thereto and, after giving effect to each such reduction, the Company or the Foreign Subsidiary Borrowers, as the case may be, will make prepayments of Revolving Loans and cash collateralize outstanding Letters of Credit, in each case to the extent and in the manner required by Section 3.3 of this Agreement; provided, however, that so long as no Default or Event of Default shall then exist or arise therefrom such permanent reduction shall not be required to be made on such date (but the Company shall, not later than two Business Days after receipt of Net Cash Proceeds of such Casualty Event, prepay then outstanding Revolving Loans pro rata among the Lenders in accordance with their applicable Commitments in an aggregate amount equal to 100% of the Net Cash Proceeds received with respect thereto) in the event such Net Cash Proceeds shall not exceed $1.0 million and the Company shall have delivered a certificate to the Agent on or prior to such date stating that an amount equal to such proceeds shall be used to repair, replace or restore any property in respect of which such Net Cash Proceeds were paid no later than 180 days following the date of receipt of such proceeds (which certificate shall set forth in reasonable detail the estimates of the proceeds to be so expended, the uses of such proceeds and the timing thereof); and provided, further, that if all or any portion of such proceeds shall not be so applied within such 180-day period, the Total Revolving Loan Commitment shall be permanently reduced in an amount equal to 100% of the unused portion and, after giving effect to such reduction, the Company or the Foreign Subsidiary Borrowers, as the case may be, will make prepayments of Revolving Loans and cash collateralize outstanding Letters of Credit, in each case to the extent and in the manner required by Section 3.3 of this Agreement."

        "(f) Not later than two Business Days following the receipt by the Company or any of its Subsidiaries of any Net Cash Proceeds of any Equity Issuance by the Company or any of its Subsidiaries, the Total Revolving Loan Commitment shall be permanently reduced in an amount equal to 100% of the Net Cash Proceeds received with respect thereto and, after giving effect to each such reduction, the Company or the Foreign Subsidiary Borrowers, as the case may be, will make prepayments of Revolving Loans and cash collateralize outstanding Letters of Credit, in each case to the extent and in the manner required by Section 3.3 of this Agreement."

        1.4. Amendments to Section 5 (Affirmative Covenants) of the Credit Agreement.

        Section 5.1 of the Credit Agreement is hereby amended by (i) adding immediately before the word "and" preceding clause "(e)" the text set forth below, (ii) relettering clause "(e)" as clause "(g)" and (iii) deleting the last sentence thereof.

        "(e) within 15 days after the end of each calendar month, beginning with the first such day after the Amendment No. 5 Effective Date, a statement of cash flows of the Company for the preceding month in the form of Exhibit H hereto, certified by an Authorized Officer of the Company; (f) within 15 days after the end of each calendar month, beginning with the first such day after the Amendment No. 5 Effective Date, information in reasonable detail concerning any Liens incurred pursuant to Section 6.1(n), including the principal amount of Indebtedness secured thereby, the lender of such Indebtedness and the fair market value of the property or assets securing such Liens."

        Section 5.6 of the Credit Agreement is hereby amended by adding immediately preceding the period at the end of such Section the following:

        "provided that, with respect to the period from and after the Amendment No. 5 Effective Date to and including March 30, 2003, the Company shall not be required to maintain any such Consolidated Net Worth."

        Section 5.11 of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and replacing it with the following:

        "5.11 Consolidated Total Indebtedness to Consolidated EBITDA Ratio. The Company shall maintain, at all times during the respective periods indicated below, a ratio of Consolidated Total Indebtedness (determined on a Pro Forma Basis) to Consolidated EBITDA (determined on a Pro Forma Basis) not to exceed the respective ratio indicated during such period.

Period	Ratio

September 30,2001	5.50 to 1.00
December 31,2001	10.55 to 1.00
March 30, 2002	14.75 to 1.00
June 30, 2002	15.55 to 1.00
September 30, 2002	9.75 to 1.00
December 31, 2002	5.95 to 1.00
March 30, 2003 and thereafter	3.50 to 1.00"

        Section 5 of the Credit Agreement is hereby amended by adding at the end of such Section the following:

"5.13. Collateral. As soon as practicable and in any event not later than as set forth on Schedule 5.13, the Company and its Subsidiaries shall, at their sole cost and expense, (a) have authorized, executed and delivered one or more mortgages, security agreements and all other agreements, instruments, documents, certificates and financing statements, each in form and substance reasonably satisfactory to the Agent and the Company (which mortgages, security agreements, agreements, instruments, documents, certificates and financing statements shall contain such customary representations and warranties and covenants with respect to title to and condition of the Collateral subject thereto, the priority and perfection of the Liens purported to be created thereby, the absence of any Liens other than Liens permitted by the Security Documents and the maintenance of insurance including, without limitation, title insurance on properties with a book value of $2.0 million or more, with respect to such Collateral), and (b) taken all actions in the case of clauses (a) and (b) necessary or appropriate (including, without limitation, the execution, delivery, filing and recording of such agreements, mortgages, security agreements, instruments, documents, certificates and financing statements in form and substance reasonably satisfactory to the Agent) in the reasonable opinion of the Agent to grant and maintain at all times in favor of the Agent on behalf of the Lenders a fully perfected first priority pledge of, lien on and security interest in the collateral identified on Schedule 5.13 hereto (subject to exceptions provided for by the Security Documents) subject only to Liens permitted by the Security Documents and the Agent shall have received, on behalf of itself, the Lenders and the Issuing Lender, written opinions of counsel and local counsel reasonably satisfactory to the Agent in each jurisdiction the laws of which will be applicable to the creation and/or perfection of Liens under the Security Documents with respect to Collateral with a fair market value in excess of $250,000 in each case in form and substance reasonably satisfactory to the Agent addressed to the Issuing Lender, the Agent and the Lenders and covering such matters relating to perfection of the Liens on the Collateral and other matters as the Agent shall reasonably request. Promptly, and in any event within 30 days, after the acquisition of any property or assets of the type that would have constituted Collateral at the Amendment No. 5 Effective Date, or that would have caused the representations and warranties in the first sentence of Section 8.14 or in Section 8.18 to be untrue if made on and as of the date of such acquisition, the Company and its Subsidiaries shall take all action necessary or appropriate (including, without limitation, the execution, delivery, filing and recording of such agreements, mortgages, security agreements, instruments, documents, certificates and financing statements in form and substance reasonably satisfactory to the Agent) in the reasonable opinion of the Agent to grant and maintain at all times in favor of the Agent on behalf of the Lenders a fully perfected first priority pledge of, lien on and security interest in such property or assets (subject to exceptions provided for by the Security Documents) subject only to Liens permitted by the Security Documents and, to the extent requested by the Agent, the Agent and Lenders shall have received the opinions and other documents set forth above. The Security Documents will provide for sharing on a pari passu basis and pro rata based on outstanding obligations in the Liens created by the Security Documents on the Collateral with up to $30,000,000 in aggregate principal amount of additional Indebtedness of the Company for money borrowed at any one time outstanding as designated in writing by the Company. Such sharing (and any related intercreditor agreement and other documents and instruments) shall, in each case, be on terms and conditions and pursuant to agreements satisfactory to the Agent. The Company shall pay all reasonable fees, expenses and disbursements (including the fees, expenses and disbursements of counsel and local counsel to the Company and the Lenders) of the Agent and Lenders and all filing and recording fees, costs and expenses in connection with such actions."

        "5.14 Use of Proceeds of Notes Offering. The Company shall, concurrently with or within two Business Days after the closing of the Notes Offering, use 100% of the Net Cash Proceeds of the Notes Offering (rounded to the nearest whole multiple of $1,000) to permanently repay Revolving Loans then outstanding under this Agreement and the Total Revolving Loan Commitment shall be permanently reduced by such amount."

        "5.15 Consolidated Total Senior Indebtedness to Consolidated EBITDA Ratio. The Company shall maintain, at all times during the respective periods indicated below, a ratio of Consolidated Total Senior Indebtedness (determined on a Pro Forma Basis) to Consolidated EBITDA (determined on a Pro Forma Basis) not to exceed the respective ratio indicated during such period.

Period	Ratio

December 31,2001	5.95 to 1.00
March 30, 2002	8.25 to 1.00
June 30, 2002	8.50 to 1.00
September 30, 2002	5.25 to 1.00
December 31, 2002	3.00 to 1.00"

        1.5. Amendments to Section 6 (Negative Covenants) of the Credit Agreement.

        Section 6.1 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (k), (ii) deleting the period at the end of clause (l) and replacing it with "; and" and (iii) inserting the text set forth below following clause (l):

        "(m) Liens created pursuant to the Security Documents;"

        "(n) Liens on property or assets which are not Collateral and which (i) are used to secure Indebtedness for money borrowed under non-U.S. lines of credit of the Company and its Subsidiaries, (ii) do not secure Indebtedness in an aggregate principal amount in excess of $100.0 million at any one time outstanding and (iii) are secured by property and assets the fair market value of which at the time of incurrence of such Lien does not exceed 175% of the principal amount of Indebtedness secured thereby."

        "In addition to the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Lien upon or with respect to any of its or their assets or property which constitutes Collateral (real or personal, tangible or intangible) now or hereafter owned, or of or upon the income or profits thereof, except the Liens permitted by clauses (a),(b),(d),(e),(f),(g), (h),(j) and (k) above and the Liens created under the Security Documents."

        Section 6.2 of the Credit Agreement is hereby amended by adding at the end of such Section the following:

        "The Company will not, and will not permit any Subsidiary to, consummate an Asset Sale after the Amendment No. 5 Effective Date unless 85% of the consideration received by the Company or such Subsidiary, as the case may be, is in the form of cash. For purposes of the preceding sentence, the definition of "Asset Sale," shall be deemed not to include clause (vi) of such definition.

        Section 6.3 of the Credit Agreement is hereby amended by deleting in the first parenthetical of such Section the word "and" and replacing it with "," and by inserting immediately after "(v)" the following: "and (vii)."

        Section 6.4 of the Credit Agreement is hereby amended by adding immediately preceding the period at the end of such Section the following:

        "provided that, with respect to any four quarter fiscal period ending on or after the Amendment No. 5 Effective Date to and including March 30, 2003, the Company shall not be required to maintain any such ratio."

        Section 6 of the Credit Agreement is hereby amended by deleting Section 6.13 in its entirety and by adding at the end of Section 6 the following:

        "6.13 Capital Expenditures. The Company shall not permit the aggregate amount of Capital Expenditures made by the Company and its Subsidiaries to exceed $38.0 million for the fiscal year of the Company ending December 31, 2002."

        "6.14. Dividends, Stock Purchases, Acquisitions, Mergers, etc. Neither the Company nor any of its Subsidiaries shall at any time on or after the Amendment No. 5 Effective Date:

        (a) authorize, declare or pay, directly or indirectly, any Dividends, except that (i) the Company may declare and pay Dividends if, both before and after giving effect to the payment of such Dividend, no Default or Event of Default shall have occurred and be continuing and no Default specified in clause (i) of Section 7.2 shall have occurred at any time after October 15, 2001 during the quarter in which such Dividend is declared or paid or the immediately preceding quarter, and such Dividends shall not exceed (I) $.01 per share (appropriately adjusted for stock splits or stock dividends after the Amendment No. 5 Effective Date) per fiscal quarter or (II) in the event the Company's cumulative Consolidated EBITDA for the period from October 1, 2001 to and including March 30, 2002 shall exceed $16.5 million, $.02 per share (appropriately adjusted for stock splits or stock dividends after the Amendment No. 5 Effective Date) per fiscal quarter, (ii) the Company may declare and pay regular Dividends on its preferred stock on the terms and in amounts required by the terms of such preferred stock as in effect on the Amendment No. 5 Effective Date in amounts consistent with past practice and in an aggregate amount per year not to exceed $240,000 from and after the Amendment No. 5 Effective Date, (iii) the Company may declare and pay Dividends in the form of shares of the Company's common stock and (iv) any Subsidiary of the Company (A) may pay cash Dividends to the Company or any Wholly Owned Subsidiary of the Company and (B) if such Subsidiary is not a Wholly Owned Subsidiary of the Company, may pay cash Dividends to its shareholders generally so long as the Company or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

        (b) authorize or make any other distribution, payment or delivery of property (other than common stock of such Person) or cash to any holder of shares of capital stock of the Company or any of its Subsidiaries in respect of such capital stock, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration (other than common stock of such Person) any shares of any class of capital stock of the Company or any of its Subsidiaries (or any options or warrants issued by any such Person with respect to the capital stock of the Company or any of its Subsidiaries), or set aside any funds for any of the foregoing purposes, in each case except as contemplated by clauses (i), (ii), (iii) and (iv) of paragraph (a) of this Section 6.14; or

        (c) enter into any transaction of merger or consolidation with any Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (other than the Company or one of its Subsidiaries) or a business or line of business of any Person (other than the Company or one of its Subsidiaries) or any equity interest of or in any Person (other than the Company or one of its WhollyOwned Subsidiaries) (or agree to do any of the foregoing at any future time unless such agreement is conditioned upon obtaining all necessary consents under this Agreement), except that (i) any Wholly Owned Subsidiary of the Company may be merged into the Company (so long as the Company is the surviving corporation of such merger) or merged into or consolidated with any other Wholly Owned Subsidiary of the Company, (ii) the Company and its Subsidiaries may effect any of the foregoing transactions provided that the only consideration paid by the Company and its Subsidiaries pursuant to such transactions (other than consideration paid pursuant to clause (iii) below) is paid solely in the form of common stock of the Company, (iii) (A) the Company and its Subsidiaries may acquire assets or equity interests of any Person pursuant to a bankruptcy or reorganization proceeding in respect of such Person in settlement of delinquent accounts of or disputes with such Person in the ordinary course of the Company's or its Subsidiaries' business, or in satisfaction of a judgment obtained against such Person or (B) acquire assets or equity interests representing noncash consideration paid to the Company or its Subsidiaries for dispositions of assets by the Company or its Subsidiaries that are permitted under this Agreement (including, without limitation, the last sentence of Section 6.2) and (iv) the Company and its Subsidiaries may effect any of the transactions pursuant to the agreements set forth on Schedule 6.14 hereto as such agreements are in effect on the Amendment No. 5 Effective Date; provided that from and after the Amendment No. 5 Effective Date the aggregate consideration for all such transactions pursuant to this clause (iv) consisting of cash and/or Indebtedness assumed shall not exceed an amount equal to $9.0 million. Nothing set forth in this Section 6.14(c) shall prohibit the Company from reincorporating itself under the laws of another state (by way of merger, dissolution or otherwise); provided that no Default or Event of Default shall have occurred and be continuing or shall occur as a result of such reincorporation and provided, further, that such reincorporation would not reasonably be expected to have a Material Adverse Effect and any successor expressly assumes all of the obligations of the Company under the Loan Documents."

        1.6. Amendments to Section 7 (Events of Default) of the Credit Agreement.

        Section 7.2 of the Credit Agreement is hereby amended by adding immediately after "5.11" the following: ", 5.13, 5.14, 5.15."

        Section 7 of the Credit Agreement is hereby further amended by adding at the end of Section 7.9 the word "or" and by adding thereafter the following:

        "7.10 Security Documents. Any Security Document after delivery thereof shall cease at any time to be in full force and effect or shall for any reason (other than failure of the Agent to file UCC continuation statements or to maintain possession of stock certificates to the extent required) fail to create or cease to maintain a valid and duly perfected first priority security interest in and Lien upon any portion of the Collateral with a fair market value in excess of $1.0 million purported to be covered thereby, subject to no other Liens other than Liens permitted by the Loan Documents, except for (A) released Collateral or (B) any Collateral in which a security interest may not be perfected either (1) by the filing of mortgages, security agreements or UCC financing statements or (2) by possession of such Collateral which possession of such Collateral by the Agent is required by the Security Documents or this Agreement;"

        1.7. Amendment to Section 8 (Representations, Warranties, and Agreements) of the Credit Agreement.

        Section 8 of the Credit Agreement is hereby amended by adding at the end of such Section the following:

        "8.14 Subsidiaries. As of the Amendment No. 5 Effective Date, other than the Subsidiaries set forth in Section (1) to Schedule 5.13 and their respective Subsidiaries (collectively, the "Designated Subsidiaries"), the Company does not have any Domestic Subsidiaries or interests in partnerships, joint ventures or business trusts which, individually or in aggregate with all other Subsidiaries which are not Designated Subsidiaries, account for in excess of 5% of the revenues or assets of the Company and its Subsidiaries. The Company owns, as of the Amendment No. 5 Effective Date, the percentage of the issued and outstanding capital stock or other evidences of the ownership of each such Subsidiary listed in Section (1) of Schedule 5.13 as set forth on such Schedule. No such Subsidiary has issued any securities convertible into shares of its Equity Interests (or other evidence of ownership) or any capital stock or other evidences of the ownership to acquire such shares or securities convertible into such shares (or other evidence of ownership), and the outstanding stock and securities (or other evidence of ownership) of such Subsidiaries are owned by the Company and its Subsidiaries free and clear of all Liens of any kind whatsoever, except for Liens pursuant to the Security Documents."

        "8.15 Properties. Except as otherwise contemplated or provided in the Security Documents, the Company and each of its Subsidiaries has good and marketable title to and beneficial ownership of such property (except such property as is not, individually or in the aggregate, material) that constitutes or is to constitute Collateral and such Collateral is held by the Company and its Subsidiaries free and clear of all Liens other than Liens expressly permitted by the applicable Security Document."

        "8.16 Security Interest; Absence of Financing Statements. The Security Documents, once executed and delivered, will create, in favor of the Agent for the benefit of the Lenders, as security for the obligations purported to be secured thereby, a valid and enforceable, and upon filing or recording with the appropriate Governmental Authorities or the taking of other appropriate action, depending upon the type of Collateral, perfected first priority security interest in and Lien upon all of the Collateral, superior to and prior to the rights of all third Persons subject to no other Liens except for Liens permitted by the terms of the applicable Security Document.

        Except with respect to Liens permitted by the Security Documents and the Liens created by the Security Documents, there is and will be no financing statement, security agreement, chattel mortgage, real estate mortgage or other document, instrument or certificate filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any of its Subsidiaries or rights thereunder."

        "8.17 Non-U.S. Lines of Credit. Set forth in reasonable detail on Schedule 8.17 hereto are all of the non-U.S. lines of credit of the Company and its Subsidiaries as of the Amendment No. 5 Effective Date."

        "8.18 Material Contracts, Permits, Approvals and Licenses. As of the Amendment No. 5 Effective Date, except as separately disclosed in writing to the Agent, neither the Company nor any of its Domestic Subsidiaries has any contract, permit, approval or license which is material to the Company and its Domestic Subsidiaries, taken as a whole (it being understood that a material contract shall be deemed to be any contract with a term in excess of 12 months and requiring payments to or from the Company or its Subsidiaries in excess of $5.0 million over the life of the contract)."

        1.8. Amendment to Section 9 (Agent) of the Credit Agreement.

        Section 9.1 of the Credit Agreement is hereby amended by adding at the end of such Section the following sentence:

        "Without limiting the generality of the foregoing, the Agent is hereby expressly authorized to execute any and all documents (including releases and supplements) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents."

        1.9. Amendments to Section 11 (Miscellaneous) of the Credit Agreement.

        Section 11.2 of the Credit Agreement is hereby amended by adding at the end of such Section the following:

        "(c) The consent of each Lender (other than a Defaulting Lender) shall be required to release all or substantially all of the Collateral or terminate the Liens under the Security Documents in respect of all or substantially all of the Collateral (except as permitted by the Loan Documents)."

        1.10. Amendments to the Schedules and Exhibits of the Credit Agreement.

        The Schedules and Exhibits to the Credit Agreement are hereby amended by adding thereto the Schedules 5.1, 6.14 and 8.17 and Exhibit H attached hereto.

SECTION TWO - REPRESENTATIONS AND WARRANTIES.

        The Company hereby confirms, reaffirms and restates the representations and warranties made by it in Section 8 of the Credit Agreement, as amended hereby, and all such representations and warranties are true and correct in all material respects as of the date hereof except such representations and warranties need not be true and correct to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under the Credit Agreement or such changes arise out of events not prohibited by the covenants set forth in Sections 5 and 6 of the Credit Agreement. The Company further represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent and each Lender that:

        (a) The Company, MKE, Milacron GmbH and Milacron B.V. and each Subsidiary party to any Security Document each has the corporate power, authority and legal right to execute, deliver and perform this Amendment and the Security Documents to which it is or will be a party and has taken or, in the case of any Security Document, will, prior to execution and delivery thereof, have taken all corporate actions necessary to authorize the execution, delivery and performance of this Amendment and the Security Documents to which it is or will be a party;

        (b) No consent of any Person other than the Lenders, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or the Security Documents, except for such filings and recordings as shall be required in connection with perfecting the pledge, liens and security interests required to be granted in favor of the Agent on behalf of the Lenders pursuant to Section 5.13 of the Credit Agreement;

        (c) After giving effect to Sections 1.4 and 1.5 of this Amendment, no Default or Event of Default has occurred and is continuing;

        (d) This Amendment has been, and the Security Documents will be, duly executed and delivered on behalf of each of the Company, MKE, Milacron GmbH and Milacron B.V. and each Subsidiary party to any Security Documents by a duly authorized officer or attorney-in-fact of the Company, Foreign Subsidiary Borrower or Subsidiary, as the case may be, and constitutes or, in the case of any Security Document, upon execution and delivery thereof, will constitute, a legal, valid and binding obligation of the Company, each Foreign Subsidiary Borrower and Subsidiary, as the case may be, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditor's rights generally or by equitable principles relating to enforceability; and

        (e) The execution, delivery and performance of this Amendment and the Security Documents will not violate (i) any provision of law applicable to the Company, any Foreign Subsidiary Borrower or any Subsidiary or (ii) contractual obligations of either the Company, any Foreign Subsidiary Borrower or any Subsidiary, except in the case of clause (i) or (ii), such violations that would not have, individually or in the aggregate, a Material Adverse Effect.

SECTION THREE - CONDITION PRECEDENT.

        Upon the fulfillment of the following condition and payment of the fees and expenses set forth in Section 4(a), the amendments contemplated by Section One of this Amendment shall become effective:

        The Company shall have delivered, or caused to be delivered, to the Agent on behalf of the Lenders, the stock certificates (or, in the case of Milacron Capital Holdings B.V., other documents evidencing ownership) representing the capital stock set forth in Section (1) of Schedule 5.13 attached hereto and shall have duly authorized, executed and delivered a stock pledge agreement in form and substance reasonably satisfactory to the Agent relating to the pledge of stock represented by such certificates or documents (other than the capital stock of Milacron Capital Holdings B.V.).

SECTION FOUR - MISCELLANEOUS.

        (a) The Company shall pay not later than October 15, 2001 in cash to each Lender that executes and delivers a signature page to this Amendment not later than the close of business (New York time) on the date hereof a fee in an aggregate amount equal to 0.25% of such Lender's Commitment in effect immediately after giving effect to this Amendment. The Company shall pay not later than October 15, 2001 all fees and expenses of the Agent (including the reasonable fees of counsel to the Agent) in connection with this Amendment and the Loan Documents that have been invoiced through October 15, 2001.

        (b) All calculations of interest and fees under the Credit Agreement on and after the Amendment No. 5 Effective Date shall give effect to this Amendment as of the Amendment No. 5 Effective Date, whether or not already paid.

        (c) Except as herein expressly amended, the Credit Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, except as otherwise provided herein, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

        (d) All references to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment and as the same may at any time be amended, amended and restated, supplemented or otherwise modified from time to time and as in effect.

        (e) This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

        (f) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

        (g) This Amendment shall not constitute a consent or waiver to or modification of any other provision, term or condition of the Credit Agreement. All terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Credit Agreement, as amended hereby, shall remain in full force and effect.

Amendment No. 5

MILACRON INC.

By: /s/ Robert P. Lienesch

Title:	Vice President - Finance and Chief Financial Officer

Notice Addresss: Milacron Inc. 2090 Florence Avenue Cincinnati, Ohio 45206 Attention: Robert P. Lienesch Telephone: (513) 487-5588 Fax: (513) 487-5586

MILACRON KUNSTSTOFFMASCHINEN EUROPA GmbH,

By: /s/ Robert P. Lienesch

on basis of Power of Attorney dated as of September 17, 2001

Notice Addresss: c/o Milacron Inc. 2090 Florence Avenue Cincinnati, Ohio 45206 Attention: Robert P. Lienesch Telephone: (513) 487-5588 Fax: (513) 487-5586

MILACRON METALWORKING TECHNOLOGIES HOLDING GmbH,

By: /s/ Robert P. Lienesch

on basis of Power of Attorney dated as of September 17, 2001

Notice Addresss: c/o Milacron Inc. 2090 Florence Avenue Cincinnati, Ohio 45206 Attention: Robert P. Lienesch Telephone: (513) 487-5588 Fax: (513) 487-5586

MILACRON B.V.

By: /s/ Robert P. Lienesch

on basis of Power of Attorney dated as of September 17, 2001

Notice Addresss: c/o Milacron Inc. 2090 Florence Avenue Cincinnati, Ohio 45206 Attention: Robert P. Lienesch Telephone: (513) 487-5588 Fax: (513) 487-5586

ABN AMRO BANK N.V., as a Lender

By:

Title:

By:

Title:

Notice Office and Payment Office: 208 South LaSalle Street Chicago, IL 60674 Attention: Loan Administration Telephone: (312) 992-5151 Fax: (312) 992-5156

BANKERS TRUST COMPANY, as a Lender and as Agent

By: /s/ Diane F. Rolfe

Title:	Vice President

Notice Address and Payment Office: Bankers Trust Company 130 Liberty Street New York, New York 10006 Attention: Maria Pina Telephone: (212) 250-8829 Fax: (212) 250-7351

BANK ONE,INDIANA, N.A., as a Lender

By:

Title:

Notice Address and Payment Office: Attention: Telephone: Fax:

COMERICA BANK, as a Lender

By: /s/ Jennifer M. Pugliano

Title:	Account Officer

Notice Address and Payment Office: 500 Woodward Avenue Detroit, Michigan 48226 Attention: Telephone: (313) 222-9644 Fax: (313) 222-9514

CREDIT SUISSE FIRST BOSTON, as a Lender

By: /s/ Bill O'Daly

Title:	Vice President

By: /s/ David M. Koczan

Title:	Assistant Vice President

Notice Address and Payment Office: Telephone: Fax:

FIFTH THIRD BANK, as a Lender

By: /s/ Megan Heisel

Title:	Large Corporate Banking Officer

Notice Address and Payment Office: Fifth Third Bank 38 Fountain Square Plaza Cincinnati, Ohio 45263 Telephone: (513) 744-8662 Fax: (513) 744-5947

FIRSTAR BANK, National Association, as a Lender

By: /s/ Derek S. Roudenbush

Title:	Vice President

Notice Address and Payment Office: 425 Walnut St. Ml Cn-wn-08 Cincinnati, Ohio 45201-1038 Attention: Rick Popp Telephone: (513) 632-2013 Fax: (513) 632-2068

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Brendan A. Lawler

Title:	Vice President

Notice Address and Payment Office: 127 Public Square Mail Code OH01-27-0606 Cleveland, Ohio 44114 Attention: Thomas J. Purcell Telephone: (216) 689-4439 Fax: (216) 689-4981

MELLON BANK, N.A. as a Lender

By: /s/ John Ritz

Title:	Vice President

Notice Address and Payment Office: One Mellon Center 500 Grant Street Room 0370 Pittsburgh, PA 15258 Attention: John Ritz Telephone: (412) 236-1190 Fax: (412) 234-6365

MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a Lender

By:

Title:

Notice Address and Payment
Office:

Morgan Guaranty Trust Company
 of New York
c/o J.P. Morgan
One Bush Street, Suite 1380
San Francisco, CA 94104

Attention: William Rindfuss
Telephone: (415) 371-4976
Fax: (415) 371-4881

PNC BANK, as a Lender

By: /s/ Bruce A. Kitner

Title:	Vice President

Notice Address and Payment Office: PNC Center P.O.Box 1198 Cincinnati, Ohio 45201 Attention:Bruce A. Kitner Telephone: (513) 651-7189 Fax: (513) 651-8951